Exhibit 4.1

S-8

Asia Pacific Resources Ltd.

Asia Pacific Resources Ltd.

INCENTIVE STOCK OPTION PLAN

June 2002

TABLE OF CONTENTS

ARTICLE 1 GENERAL PROVISIONS

1

Section 1.1

Purpose of the Plan.

1

Section 1.2

Application of Plan.

1

ARTICLE 2 ADMINSTRATION OF THE PLAN

1

Section 2.1

Administration of the Plan.

1

Section 2.2

Additional Options.

2

Section 2.3

Interpretation by the Board.

2

Section 2.4

Delegation.

2

Section 2.5

Indemnification.

2

ARTICLE 3 SHARES SUBJECT TO PLAN

3

Section 3.1

Shares.

3

Section 3.2

Adjustments.

3

ARTICLE 4 TERMS AND CONDITIONS

3

Section 4.1

Option Agreement.

3

Section 4.2

Restrictions on Transfer.

4

Section 4.3

Change of Control.

4

ARTICLE 5 TERMINATION OF EMPLOYMENT; DEATH

5

Section 5.1

Termination; Death.

5

ARTICLE 6 EXERCISE OF OPTIONS

6

Section 6.1

Exercise of Options.

6

ARTICLE 7 AMENDMENT OR DISCONTINUANCE OF PLAN

7

Section 7.1

Amendment or Discontinuance.

7

ARTICLE 8 EFFECTIVE DATE AND TERM OF PLAN

8

Section 8.1

Term of Plan.

8

ARTICLE 9 SHAREHOLDER AND REGULATORY APPROVAL

8

Section 9.1

Approvals.

8

ARTICLE 10 MISCELLANEOUS PROVISIONS

8

Section 10.1

No Rights as a Shareholder.

8

Section 10.2

No Right to Continued Employment.

8

Section 10.3

Withholding.

9

Section 10.4

No Representations as to Shares.

9

Section 10.5

Severability.

9

Section 10.6

Delivery.

9

Section 10.7

Governing Law.

9

ARTICLE 1
GENERAL PROVISIONS

Section 1.1

Purpose of the Plan.

This 2002 Incentive Stock Option Plan (the “Plan”) is intended to promote the interests of Asia Pacific Resources Ltd., a company continued under the laws of New Brunswick, by providing directors, officers, key Employees, consultants and other independent advisors (collectively, “Eligible Persons”) of the Company and its Subsidiaries with the opportunity, through options, to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

Section 1.2

Application of Plan.

All Options granted to Eligible Persons from and after the date hereof shall be granted upon the terms and subject to the conditions provided in this Plan.

ARTICLE 2
ADMINSTRATION OF THE PLAN

Section 2.1

Administration of the Plan.

This Plan shall be administered by the Board.  Subject to the provisions of this Plan, the Board shall have the power to:

(a)

determine and designate from time to time those Eligible Persons to whom Options are to be granted, and the number of Shares over which Options are to be granted to each such Eligible Person, provided, however, that the number of Shares for issuance in the aggregate to any one Eligible Person pursuant to Options shall not exceed 2% of the aggregate outstanding Shares;

(b)

determine the price per share (the “Strike Price”) at which Shares may be purchased under an Option, such price to be determined by the Board at the time any Option is granted but in no event shall such price be less than the weighted average trading price of the Shares on the TSX (or, if such Shares are not then listed and posted for trading on the TSX, on such stock exchange in Canada on which the Shares are listed and posted for trading as may be selected for such purpose by the Board) for the five (5) Business Days following the date on which the Option is granted.  In the event that the applicable Shares did not trade on such Business Days, the Strike Price will be the average of the bid and ask prices in respect of such Shares at the close of trading on such dates.  In the event that the applicable Shares are not listed and posted for trading on any stock exchange, the Strike Price in respect thereof will be the fair market value of the Shares as determined by the Board in its sole discretion;

(c)

determine the time or times when, and the manner in which, each Option shall be exercisable and the duration of the exercise period provided however that the term of grant of the Options cannot exceed a maximum of five (5) years from the date of grant of the Options to the Eligible Person;

(d)

accelerate the vesting and exercisability of the unexercisable portion of any Option at any time; and

(e)

determine any vesting, forfeiture or other provisions applicable to any Option.

Section 2.2

Additional Options.

An Optionee may, if he or she is otherwise eligible, be granted an additional Option or Options under this Plan or any other incentive plans of the Company if the Board shall so determine.

Section 2.3

Interpretation by the Board.

The Board may interpret this Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of this Plan, and make such other determinations and take such other action as it deems necessary or advisable.  Without limiting the generality of the foregoing sentence, the Board may, in its discretion, determine the manner in which to treat any period during which an Optionee is on an approved leave of absence from the Company or Subsidiary, as the case may be, for the purpose of accrual of their rights under their Options.  Any interpretation or other action made or taken by the Board shall be final, binding and conclusive.

Section 2.4

Delegation.

Any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

Section 2.5

Indemnification.

No member of the Board shall be personally liable for any action, interpretation or determination taken or made in good faith pursuant to this Plan.  To the full extent permitted by law, the Company shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding in respect of this Plan by reason of the fact that such person is or was a member of the Board.

ARTICLE 3
SHARES SUBJECT TO PLAN

Section 3.1

Shares.

(a)

The Shares issuable under the Plan shall be shares of authorized but unissued or reacquired common shares of the Company.  The maximum number of Shares that may be issued over the term of the Plan shall not exceed 10% of the outstanding Shares.  The Board shall reserve such number of Shares for issuance under the Plan.

(b)

If any Option granted under this Plan shall terminate, expire or be cancelled, new Options may thereafter be granted covering such Shares, subject to regulatory approval if such Options are re-granted to the same person on different terms.

(c)

No fractional Shares may be purchased or issued under this Plan.

Section 3.2

Adjustments.

Appropriate adjustments in the number of Shares subject to this Plan, and, as regards Options granted, in the number of Shares which may be purchased thereto and in the Strike Price, will be made by the Board to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Company.  Any adjustments made by the Board shall be final, binding and conclusive.

ARTICLE 4
TERMS AND CONDITIONS

Section 4.1

Option Agreement.

Each Option granted under this Plan shall be evidenced by an agreement, in a form approved by the Board (an "Option Agreement").  Each Option Agreement, in addition to such other express terms and conditions the Board may determine as necessary, shall specify:

(a)

the period for which the Option is exercisable, which in no event shall exceed five (5) years from the date of grant (the "Expiry Date"), and shall provide that the Option shall expire at the end of such period;

(b)

the Strike Price, as determined by the Board pursuant to Section 2.1(b);

(c)

that subject to the provisions of Section 4.3, no part of any Option may be exercised until the Optionee shall have remained in the employ of, or as a director, advisor or consultant of, the Company, or a Subsidiary, for such period after the date on which the Option is granted as the Board may specify in the Option Agreement, provided that such period shall in any event be no less than one year; and

(d)

that each Option is non-assignable as set forth in Section 4.2.

Section 4.2

Restrictions on Transfer.

Each Option granted pursuant to this Plan shall be exercisable only by the Optionee during his or her lifetime or after his or her death by the person or persons entitled thereto under his or her will or the laws of descent and distribution.  Each Option, and any rights or interests therein, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee), other than by testamentary disposition by the Optionee or the laws of descent and distribution.  Options shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee) and shall not be subject to execution, attachment or similar legal process.  Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate an Option, or the levy of any execution, attachment or similar legal process upon an Option, contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal force or effect.

Section 4.3

Change of Control.

Notwithstanding the discretion of the Board pursuant to Section 2.1(d) to determine the time or times when, and the manner in which, each Option shall be exercisable, and Section 4.1(c), all of the Shares under Options granted to Eligible Persons shall vest immediately prior to the happening of any transactions in or pursuant to which, directly or indirectly:

(a)

the Company consolidates or merges with or into, amalgamates with or into or enters into a statutory arrangement with any other Person (other than a wholly-owned Subsidiary) and, in connection therewith, all of the outstanding Shares will be changed in any way, reclassified or converted into or exchanged, redeemed or otherwise acquired for shares or other securities of the Company or of any other Person or Persons or cash or other property; or

(b)

the Company sells, assigns or otherwise transfers all or substantially all of the assets and undertaking of the Company to any Person or Persons (other than to a wholly-owned Subsidiary); or

(c)

any Person, or any group of two or more Persons acting in concert, becomes the beneficial owner of, directly or indirectly, or acquires the right to control or direct, securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company, in any manner whatsoever, including, without limitation, as a result of a take-over bid or an amalgamation of the Company with any other entity or any other business combination or reorganization, other than any of the following Persons (each of whom is hereinafter referred to as an "Exempt Purchaser"):

(i)

any Subsidiary;

(ii)

any employee benefit plan, or trust for the benefit of Employees of the Company or any Subsidiary or any Person organized, appointed or established by the Company or a Subsidiary for or pursuant to the terms of any such plan or trust;

(iii)

any Person who becomes the beneficial owner of fifty per cent (50%) or more of the outstanding voting shares of the Company as a result of an acquisition or redemption by the Company of voting shares of the Company which, by reducing the number of voting shares outstanding, increases the proportionate number of voting shares beneficially owned by such Person to fifty per cent (50%) or more of the voting shares of the Company then outstanding; or

(iv)

Olympus Capital Holdings Asia I, L.P. or its affiliates (“Olympus”), provided however that (x) if a Person other than Olympus is an Exempt Purchaser as a result of an event referred to in this Section 4.3 and, after such event that Person becomes the beneficial owner of any additional voting shares of the Company, other than as a result of a stock dividend, stock split or other event pursuant to which such Person receives voting shares of the Company, then as of the date of such acquisition such Person will no longer be considered to be an Exempt Purchaser for the purposes of this Section 4.3 and (y) the provisions of this Section 4.3(c) shall not apply to the acquisition of  voting shares in the Company, or the right to control or direct any such shares, directly or indirectly, by Olympus or any person acting in concert with it; or

(d)

any Person, or any group of two or more Persons acting in concert, becomes the beneficial owner of, directly or indirectly, or acquires the right to control or direct, securities of the Company carrying voting rights (the “Voting Securities”) representing, in the aggregate, a percentage of the Voting Securities which is higher than the greater of (i) the percentage of the Voting Securities directly owned by Olympus and (ii) thirty three and one-third (33-1/3) percent of the Voting Securities, in any manner whatsoever; or

(e)

the Board passes a resolution to the effect that, for purposes of some or all of the Option Agreements with Eligible Persons, an event set forth in Section 4.3(a), (b), (c) or (d) has occurred.

ARTICLE 5
TERMINATION OF EMPLOYMENT; DEATH

Section 5.1

Termination; Death.

(a)

If, before the Expiry Date, an Optionee’s employment, directorship or consultancy with the Company or a Subsidiary shall terminate for any reason (other than the death of the Optionee), an Optionee may, subject to the terms of the applicable Option Agreement and any other terms of this Plan, exercise any Option held by such Optionee, at any time prior to the date that is ninety (90) days after the date on which the employment, directorship or consultancy of such Optionee terminated, but only to the extent that such Optionee’s right to exercise such Option had vested at the date of the termination of their employment, directorship or consultancy.

(b)

Notwithstanding the foregoing, in the event that an Optionee’s employment, directorship or consultancy with the Company or any Subsidiary is terminated for Cause, any Options, whether vested or unvested, that are unexercised prior to such date of termination shall cease to be exercisable and shall be forfeited by Optionee.  “Cause” for termination shall be deemed to exist if the Optionee (a) is found in good faith by the Company (i) to have failed to perform his assigned duties or (ii) to have acted, in performing his duties as an Employee, director or consultant to the Company, with dishonesty or with gross negligence or gross misconduct; (b) is convicted of or pleads guilty or nolo contendere (or any local equivalent) to any felony or any crime or offense involving an act of moral turpitude; (c) commits any act or omission that would in law permit the Company to, without notice or payment of severance, terminate his employment; (d) intentionally commits a criminal offense against the Company; (e) intentionally causes damage to the Company; (f) causes material damage to the Company due to negligence; (g) violates work rules or lawful orders of the Company; (h) abandons work for three consecutive days; or (i) is imprisoned by final judgment.

(c)

If the Optionee’s employment, directorship or consultancy with the Company or any Subsidiary is terminated due to death, an Optionee’s estate may, subject to the terms of the applicable Option Agreement and any other terms of this Plan, exercise any Option held by such Optionee, at any time prior to the date that is ninety (90) days after the date on which the employment, directorship or consultancy of such Optionee terminated, but only to the extent that such Optionee’s right to exercise such Option had vested at the date of the termination of their employment, directorship or consultancy.

ARTICLE 6
EXERCISE OF OPTIONS

Section 6.1

Exercise of Options.

(a)

Subject to the provisions of this Plan and the terms of the applicable Option Agreement, an Option may be exercised at any time before the Expiry Date by delivery on any Business Day to the Company at its registered office of a written notice of exercise addressed to the Secretary of the Company specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Strike Price (plus applicable withholding taxes, if any) of the Shares to be purchased.  Certificates for such Shares shall be issued and delivered to the Optionee exercising such Option within a reasonable time following the receipt of such notice and payment.

(b)

Notwithstanding any of the provisions contained in this Plan, the Company’s obligation to issue Shares to an Optionee pursuant to the exercise of an Option will be subject to:

(i)

the Shares in respect of which such Option is being exercised having vested pursuant to the terms of the applicable Option Agreement;

(ii)

completion of such registration or other qualification of such Shares or obtaining approval of such governmental or other regulatory authority as the Company determines necessary or advisable in connection with the authorization, issuance or sale thereof;

(iii)

the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and

(iv)

the receipt from the Optionee exercising such Option of such representations, agreements, undertakings, certificates and/or information including, but not limited to, agreements related to future dealings in such Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of applicable securities laws and regulations and any other applicable laws or regulations of any jurisdiction.

(c)

For the purposes of Section 6.1(a), the Company will, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

ARTICLE 7
AMENDMENT OR DISCONTINUANCE OF PLAN

Section 7.1

Amendment or Discontinuance.

The Board may from time to time amend, suspend, terminate or discontinue this Plan, provided, however, that no such amendment may:

(a)

without the written consent of an Optionee, alter or impair any Option previously granted to such Optionee under this Plan;

(b)

permit the granting of Options that expire beyond five (5) years from the date of grant; or

(c)

permit the granting of any Option at a Strike Price less than that determined pursuant to Section 2.1(b).

Any amendment to this Plan is subject to appropriate governmental, regulatory or shareholder approval, including, without limitation, approval of the TSX so long as any of the Shares are listed and posted on the TSX.

ARTICLE 8
EFFECTIVE DATE AND TERM OF PLAN

Section 8.1

Term of Plan.

Options may be granted only within the period ending ten years subsequent to the date that this Plan has been adopted by the Board or by the Company’s shareholders, whichever first occurs.

ARTICLE 9
SHAREHOLDER AND REGULATORY APPROVAL

Section 9.1

Approvals.

This Plan is subject to the approval of the shareholders of the Company and to acceptance by the TSX and any other regulatory authorities having jurisdiction over the Plan.  Any Options granted under this Plan prior to such approval and acceptance will be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.

ARTICLE 10
MISCELLANEOUS PROVISIONS

Section 10.1

No Rights as a Shareholder.

The holder of an Option will not as such have any rights as a shareholder of the Company with respect to any of the Shares subject to an Option (including, without limitation, the right to receive dividends) until such holder has exercised such Option in accordance with the terms of this Plan (including tendering payment in full of the Strike Price of the Shares in respect of which the Option is being exercised) and the Company has issued such Shares to Optionee in accordance with the terms of this Plan.

Section 10.2

No Right to Continued Employment.

Nothing in this Plan or any Option confers upon any Optionee any right to continue in the employ of the Company, or in the case of an Optionee who is a director, continue service as a director, or affect in any way the right of the Company to terminate that Optionee’s employment or contract at any time; nor will anything in this Plan be deemed or construed or constitute an agreement, or an expression of intent, on the part of the Company to extend the employment or contract of any Optionee beyond the time that that Optionee would normally be retired pursuant to the provisions of any recent or future retirement plan of the Company or any present or future retirement policy of the Company, or beyond the time at which an Optionee would otherwise be retired pursuant to the provisions of any consultancy agreement or contract of employment with the Company.

Section 10.3

Withholding.

Subject to its withholding obligations under the various taxation acts the Company does not assume responsibility for the income or other tax consequences for the Optionee in connection with the Plan and Optionees are advised to consult with their own tax advisers with respect to such matters.

Section 10.4

No Representations as to Shares.

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

Section 10.5

Severability.

If any provision of this Plan, any Option Agreement or any Option contravenes any law, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

Section 10.6

Delivery.

The Company and every Optionee shall be bound by the terms and conditions of this Plan by the simple delivery of a copy of this Plan to an Optionee.

Section 10.7

Governing Law.

This Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Appendix

The following definitions shall be in effect under the Plan:

"Board" means the board of directors of the Company or, if established and duly authorized to act by the board of directors, a committee of the board of directors of the Company.

"Business Day" means any day on which the TSX is open for trading.

"Committee" shall mean a committee of one (1) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

"Company" means Asia Pacific Resources Ltd., and includes any successor corporation thereto.

"Eligible Persons" has the meaning provided in Section 1.1 hereof.

"Employee" shall mean an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

"Expiry Date" has the meaning provided in Section 4.1(a) hereof.

"Option" means an option to purchase Shares granted to an Optionee under this Plan.

"Option Agreement" has the meaning provided in Section 4.1 hereof.

"Optionee" means any Eligible Person to whom an Option is granted pursuant to the terms of this Plan.

"Strike Price" has the meaning provided in Section 2.1(b).

"Person" means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative; and pronouns have a similar meaning.

"Plan" means the Asia Pacific Resources Ltd. 2002 Incentive Stock Option Plan as embodied herein, as the same may be amended or varied from time to time.

"Shares" means the common shares of the Company, as the same may be designated or re-designated from time to time, provided that the rights, privileges, restrictions and conditions thereof are not amended; or, in the event of an adjustment contemplated by Section 3.2 hereof, such other shares or securities to which any Optionee may be entitled upon the exercise of an Option as a result of such adjustments.

"Subsidiary" has the meaning ascribed to it in the Canada Business Corporations Act.

“TSX" means the Toronto Stock Exchange